Appendix A to Exhibit B-5

----------------------------------------------------- ------------------------- -------------------------------------------------
Allocation                                            Function                  Potential types of Costs
----------------------------------------------------- ------------------------- -------------------------------------------------
Number of Employees Ratio - Based on the number of    Human Resources           Compensation and Benefits Policy and Design;
employees benefiting from the performance of a                                  Labor Relations Policy and Design;
service.  This ratio will be determined annually                                Recruiting/Hiring Policy and Design;
based on actual count of applicable employees at                                Training Policy and Design;
the end of the previous calendar year and may be                                EEO/Affirmative Action Policy and Design;
adjusted periodically due to a significant change.                              Succession Planning Administration;
                                                                                Executive Compensation Policy and Design.
----------------------------------------------------- ------------------------- -------------------------------------------------
Global - This formula will be determined annually     Executive Management      Providing strategic guidance to EEC and all of
based on the average of gross plant (original plant                             its companies including establishing
in service), gross payroll charges (salaries and                                objectives, allocating capital, and evaluating
wages, including overtime, shift premium and lost                               performance.
time, but excluding pension, payroll taxes and
other employee benefits) and gross revenues during    Legal/Secretary           Corporate governance and the coordination and
the previous calendar year and may be adjusted for                              direction of legal advisors and legal departments
any known and reasonable quantifiable events or at                              across the Energy East system.
such time as may be required due to significant
changes.                                              Corporate Compliance      Implementation and coordination of Energy East's
                                                                                compliance program at all operating companies.

                                                      Corporate Accounting      Maintaining the books and records of Energy East,
                                                                                including consolidated financial accounting, cost
                                                                                accounting, and external financial reports.

                                                      Corporate Treasury        Cash management, corporate investments and
                                                                                securities, bank reconciliation, administering
                                                                                insurance programs, pension/401(k) administration
                                                                                and risk assessment.

                                                      Corporate Tax Services    Preparation of  EE's consolidated federal income tax
                                                                                return and coordination of income, property and
                                                                                revenue tax matters across the EE system.



----------------------------------------------------- ------------------------- -------------------------------------------------
Allocation                                            Function                  Potential types of Costs
----------------------------------------------------- ------------------------- -------------------------------------------------
                                                      Investor Relations        Communications with investment analysts and the
                                                                                investment community.

                                                      Shareholder Services      Administration of individual common stockholder
                                                                                investments and the dividend reinvestment program.

                                                      Corporate Communications  Media relations and other corporate communications on behalf of the Energy East Corporation.

                                                      Internal Audit            Coordination and direction of internal auditors
                                                                                across the Energy East system.

                                                      Corporate Facilities      All costs required to occupy, use, and maintain
                                                                                corporate offices.

                                                      Contributions and Civic   Corporate contributions and associated costs in
                                                      Activities in General     the communities served across the Energy East
                                                                                system.

                                                      Cost of Capital           Cost of funds, net of income from temporary cash
                                                                                investments, required to provide services from
                                                                                Energy East Management Corporation.

                                                      Corporate Budget          Development and management of operating and
                                                      Management                capital budgets across the Energy East system.

                                                      Internal Control          Charges related to the development of internal
                                                      Assessment                control documentation, testing and reporting to
                                                                                support management's assertion in compliance
                                                                                with the Sarbanes-Oxley Act, Section 404.


                                       2


----------------------------------------------------- ------------------------- -------------------------------------------------
Allocation                                            Function                  Potential types of Costs
----------------------------------------------------- ------------------------- -------------------------------------------------
Regulated Global - 8 Allocation Factor  - This        General Regulatory        High-level coordination and direction of rate
formula will be determined annually based on the      Management                and regulatory departments of the utility
regulated Utility Subsidiaries' average of gross                                operating companies.
plant (original plant in service), gross payroll
charges (salaries and wages, including overtime,
shift premium and lost time, but excluding pension,   Transmission & Supply     High-level coordination and direction of issues
payroll taxes and other employee benefits) and                                  related to electric and/or gas transmission or
gross revenues during the previous calendar year                                supply.
and may be adjusted for any known and reasonable
quantifiable events or at such time as may be
required due to significant changes. The eight
applicable regulated Utility Subsidiaries include:
New York State Electric & Gas Corporation (NYSEG),
Rochester Gas & Electric Corporation (RG&E),
Central Maine Power Company (CMP), Berkshire Gas
Company (BGC), The Southern Connecticut Gas
Company (SCG), Connecticut Natural Gas Corporation
(CNG), Maine Natural Gas Corporation (MNG), and
New Hampshire Gas Corporation (NHGC).
----------------------------------------------------- ------------------------- -------------------------------------------------
Regulated Global - 6 Allocation Factor - This         Merger Integration        Administrative costs associated with planning
formula is derived through utilization of the same                              and implementing merger integration initiatives.
data as the Regulated Global - 8 allocator factor
above, but it is limited to data of the following
six Utility Subsidiaries: NYSEG, CMP, SCG, CNG,
RGE, and BGC. This will be used by the functional
groups that are providing services to the six major
utilities.
----------------------------------------------------- ------------------------- -------------------------------------------------
Regulated Global - 5 Allocation Factor - This         ERP Back Office           Capital and O&M charges related to EEMC support
formula is derived through utilization of the same    Integration               of the ERP Integration project for the benefit
data as the Regulated Global - 8 allocator factor                               of the utility subsidiaries, excluding BGC.
above, but it is limited to data of the following
five Utility Subsidiaries: NYSEG, CMP, SCG, CNG,
and RGE.
----------------------------------------------------- ------------------------- -------------------------------------------------
Regulated Global - 4 Allocation Factor - This         ERP Back Office           Capital and O&M charges related to EEMC support
formula is derived through utilization of the same    Integration               of the ERP Integration project for the benefit
data as the Regulated Global - 8 allocator factor                               of the utility subsidiaries, excluding RGE and
above, but it is limited to data of the following                               BGC.
four Utility Subsidiaries: NYSEG, CMP, SCG, and
CNG.


                                       3


----------------------------------------------------- ------------------------- -------------------------------------------------
Allocation                                            Function                  Potential types of Costs
----------------------------------------------------- ------------------------- -------------------------------------------------
Electric Transmission Allocation Factor - This        Electric Transmission     Coordinate/direct electric transmission issues
formula is used to allocate costs for the                                       and RTO for the benefit of the regulated
coordination and direction of electric transmission                             electric companies and departments.
issues for the benefit of regulated electric Utility
Subsidiaries and departments. The formula is derived
through utilization of the same data as the Regulated
Global allocator factors noted above, but it is
limited to data of the electric operating companies
or departments, namely, NYSEG, RG&E, and CMP.
----------------------------------------------------- ------------------------- -------------------------------------------------
Commodity - Global Allocation Factor - This formula   Commodity Planning        High-level coordination and direction of
is used to allocate the cost of commodity planning,   Global                    electric and gas supply planning at all
procurement, and sale when the service is                                       appropriate operating companies.
applicable to or benefits all Client Entities,
regardless of whether they are a gas, electric, or
combined company.  The formula is derived through
utilization of the gas and/or electric supply costs
of the Client Entities and reflects the proportion
of such costs occurring between these entities
----------------------------------------------------- ------------------------- -------------------------------------------------
Commodity - Regulated Gas Allocation Factor - This    Commodity Planning -      Coordination and direction of gas supply
formula is used to allocate costs for gas commodity   Regulated Gas             planning at the gas utility companies. (BP
planning, procurement and sale for regulated gas                                Alliance).
Utility Subsidiaries.  The formula is derived
through utilization of the gas supply costs of the
regulated gas Utility Subsidiaries and reflects the
proportion of such costs occurring between these
entities.


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